Exhibit 99.1

NEWS RELEASE Contact: Robinson Hicks Phone Number: 617-969-9192 Email: globalscape@corporateink.com

NEW STUDY DETAILS THE DEVASTATING EFFECT ON BUSINESS WHEN CORE SYSTEMS FAIL

Hundreds of companies report lost sales, data, and productivity, costing up to $1,000,000 or more from a single hour of downtime

SAN ANTONIO, TX – April 30, 2014 – A new study released today by GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, reveals alarming details about the devastating effect on business when core systems fail.

The survey of 283 IT professionals and business end users found that nearly 90 percent of organizations unexpectedly lose access to critical systems, including mail servers, back-end processors, and file servers, and almost a third deal with downtime issues at least once a month.

“Downtime, while understood to be tremendously costly and frustrating, has become commonplace and even expected in the enterprise,” said James Bindseil, president and CEO of Globalscape. “Oftentimes, downtime can be avoided, and companies should expect more from their vendors.”

Beyond the obvious loss of employee productivity, IT executives shared the costly and widespread ramifications of downtime on their businesses. Of those who responded:

•	76 percent said downtime frustrates their end users

•	43 percent lost crucial data or important communications

•	52 percent said their workforce has been unable to send or receive critical, timely files

Just an Hour of Downtime Could Cost One Million Dollars or More

While lost files or delayed emails may not have an "assigned" value, per se, every minute that a core system is down costs companies money. Globalscape’s survey found that 60 percent of enterprise employees who estimated the financial cost of downtime on their organization said that a single hour without critical systems costs their company between $250,000 and $500,000—and one in six reported that one hour of downtime can cost $1,000,000 or more.

Active-Passive Clustering Can’t Guarantee High Availability

Despite what end users might think, IT isn’t always at fault when core systems go down. More often, servers become overloaded, shutdown, and require manual intervention before the system is restored. To avoid the issue, many enterprise IT professionals use active-active or active-passive clustering, but active-passive environments can still leave companies at risk.

In fact, survey respondents who have active-passive clustering environments reported losing 34 percent more data and critical emails than those respondents who have active-active clustering environments.

“Companies need an ‘always on’ solution that can protect their businesses and customers,” said Bindseil. “That’s exactly why we will be offering active-active file transfer solutions; companies simply can’t afford to settle for less.”

Download Globlascape’s new report – Three Ways System Downtime Affects Companies and Four Methods to Minimize It – for the full survey findings and an actionable checklist to help companies achieve high availability.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.